Exhibit 99.1

Build-A-Bear Workshop Reports Record Second Quarter and First Half Fiscal 2023 Results and Reaffirms Annual Guidance

ST. LOUIS--(BUSINESS WIRE)--August 24, 2023--Build-A-Bear Workshop, Inc. (NYSE: BBW) today announced results for the second fiscal quarter and first half ended July 29, 2023.

  Total revenues, pre-tax income, and diluted earnings per share (“EPS”) were all second quarter records and increased 8.5%, 37.1%, and 50.0% respectively
  First half total revenues, pre-tax income, and diluted EPS were records and increased 5.0%, 15.5%, and 23.6%, respectively
  The Company reiterates fiscal 2023 guidance for 5% to 7% revenue growth and 10% to 15% pre-tax income growth
  Through the fiscal first half of 2023, the Company returned $33.3 million to shareholders through dividends and share repurchases

“We are pleased with our second-quarter results, including strong store traffic growth, which continues to significantly outpace reported national retail traffic, and double-digit growth in consolidated e-commerce demand. Our eighth consecutive quarter of record revenue results demonstrates the evolution of our business model leveraging the power and the broad appeal of the Build-A-Bear brand. Our digital transformation has further enabled us to expand the Company’s addressable market to include gifting and collectibles, with 40% of sales now generated by teens and adults,” commented Sharon Price John, President and Chief Executive Officer of Build-A-Bear Workshop. “We enter the second half of the year, with positive momentum, and expect to drive growth by the continued opening of corporate and partner-operated locations, a strong product pipeline, and impactful marketing campaigns, highlighted by the new heart-warming film featuring our multi-year best-selling holiday collection, ‘Glisten and the Merry Mission,’” concluded Ms. John.

Voin Todorovic, Chief Financial Officer of Build-A-Bear Workshop added, “With solid revenue growth, and both gross margin and store contribution margin expanding in the second quarter and for the first half of the year, we believe we are well positioned to deliver our third consecutive year of record results, leading us to reiterate our guidance for the year. Our year-to-date results further demonstrate Build-A-Bear's ability to consistently operate at a higher level of profitability, inclusive of the continued investment to support sustainable long-term profitable growth.”

Fiscal Second Quarter 2023 Results
(13 weeks ended July 29, 2023, compared to the 13 weeks ended July 30, 2022)

  Total revenues were $109.2 million and increased 8.5%
    Net retail sales were $103.5 million and increased 7.9%
    Consolidated e-commerce demand increased 14.1% (online orders fulfilled from either the Company’s warehouse or its stores)
    Commercial and international franchise revenues were a combined $5.8 million and increased 19.9%
  Pre-tax income grew 37.1% to $10.5 million, or 9.6% of total revenues, an improvement of 200 basis points, driven by a 410-basis point increase in gross margin, primarily due to lower freight expense and leverage of fixed occupancy cost, partially offset by an increase in Selling, General and Administrative (“SG&A”) expense from higher wages due to inflation, the planned addition of talent, and other investments to support future growth.
  Diluted EPS was $0.57 per share, a 50.0% year-over-year increase driven by pre-tax margin expansion, a modest decrease in tax rate, and a reduction in share count.
  Earnings before interest, taxes, depreciation and amortization (“EBITDA”) grew 26.9% to $13.5 million, or 12.4% of total revenues, an expansion of 180 basis points year over year.

First Half 2023 Results
(26 weeks ended July 29, 2023, compared to the 26 weeks ended July 30, 2022)

  Total revenues were $229.3 million and increased 5.0%
    Net retail sales were $215.6 million and increased 3.3%
    Consolidated e-commerce demand decreased 6.4%
    Commercial and international franchise revenues were a combined $13.7 million and increased 43.2%
  Pre-tax income grew 15.5% to $29.8 million, or 13.0% of total revenues, an expansion of 120 basis points, driven by a 270-basis point increase in gross margin, primarily due to lower freight expense and leverage of fixed occupancy cost, partially offset by an increase in SG&A from higher wages due to inflation, the planned addition of talent, and other investments to support future growth.
  Diluted EPS was $1.57 per share, a 23.6% year-over-year increase driven by pre-tax margin expansion, plus a reduction in share count, offset by a slight increase in tax rate.
  EBITDA grew 11.7% to $35.9 million, or 15.7% of total revenues, an expansion of 100 basis points year over year.

Store Activity
The Company added eight corporately-managed and partner-operated locations in the quarter. As of the fiscal second quarter end, Build-A-Bear had 491 global locations through a combination of its corporately-managed, partner-operated, and international franchise models. This reflects 351 corporately-managed stores with two store openings in the quarter, 76 partner-operated stores with six store openings, and 64 international franchise stores with one store opening.

Balance Sheet
As of July 29, 2023, cash and cash equivalents totaled $32.6 million compared to $14.4 million as of July 30, 2022. The Company finished the quarter with no borrowings under its revolving credit facility.

During the second quarter of fiscal 2023, the Company utilized $8.1 million in cash to repurchase 394,321 shares of its common stock. For the first half of 2023, the Company returned $33.3 million to shareholders, reflecting dividend payments of $22.1 million and share repurchases of $11.2 million. As of July 29, 2023, the Company had $35.3 million available under the current $50.0 million stock repurchase program adopted on August 31, 2022.

For the second quarter and first half of fiscal 2023, capital expenditures totaled $3.1 million and $6.2 million, respectively.

Inventory at quarter end was $66.3 million, reflecting a decline of $21.4 million, or 24.4% from July 30, 2022. The Company remains comfortable with the level and composition of its inventory.

2023 Outlook
The Company is reaffirming its fiscal 2023 outlook with expectations of delivering growth in total revenues and pre-tax income, as compared to fiscal year 2022.

For fiscal 2023, the Company continues to expect:

  Total revenues to increase in the range of 5% to 7%, with growth in its three operating segments
  Pre-tax income growth of 10% to 15%, surpassing 2022’s record high
  To open 20 to 30 experience locations, through a combination of partner-operated and corporately-managed business models
  Capital expenditures in the range of $15 million to $20 million
  Depreciation and amortization of approximately $13 million to $14 million
  Tax rate to approximate 25%, excluding discrete items

While the Company notes that its fiscal 2023 is a 53-week year compared to a 52-week year in fiscal 2022, it expects to deliver growth in total revenues and pre-tax income versus the prior year exclusive of the projected benefit of the 53rd week. For reference, the additional week in fiscal 2023, which will be reflected in the Company’s fourth quarter, is estimated to be $7 million in total revenues with approximately 35% flow-through to EBITDA.

The Company’s guidance considers a variety of factors ranging from anticipated ongoing inflationary pressures to the expected benefit of reduced freight costs. Additionally, the Company noted that its outlook assumes no further material changes in the macro-economic and geo-political environment, or relevant foreign currency exchange rates.

Note Regarding Non-GAAP Financial Measures
In this press release, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic income adjusted to exclude certain costs, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results. These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measure later in this document.

Webcast and Conference Call Information
At 9:00 AM ET today, Build-A-Bear Workshop will host a conference call with investors and financial analysts to discuss its financial results. The conference call will be webcast on Build-Bear’s Investor Relations website, https://ir.buildabear.com.

The dial-in number for the live conference call is (877) 407-3982 or (201) 493-6780 for international callers. The access code is Build-A-Bear. The call is expected to conclude by 10 AM ET.

A replay of the conference call webcast will be available in the investor relations website for one year. A telephone replay will be available beginning at approximately 1:00 PM ET today until 11:59 PM ET on August 31, 2023. The telephone replay is available by calling (844) 512-2921. The access code is: 13739859.

About Build-A-Bear
Build-A-Bear is a multi-generational global brand focused on its mission to “add a little more heart to life” appealing to a wide array of consumer groups who enjoy the personal expression in making their own “furry friends” to celebrate and commemorate life moments. Nearly 500 interactive brick-and-mortar experience locations operated through a variety of formats provide guests of all ages a hands-on entertaining experience, which often fosters a lasting and emotional brand connection. The Company also offers engaging e-commerce/digital purchasing experiences on www.buildabear.com including its online “Bear-Builder” as well as the “Bear Builder 3D Workshop”. In addition, extending its brand power beyond retail, Build-A-Bear Entertainment, a subsidiary of Build-A-Bear Workshop, Inc., is dedicated to creating engaging content for kids and adults that fulfills the Company’s mission, while the Company also offers products at wholesale and in non-plush consumer categories via licensing agreements with leading manufacturers. Build-A-Bear Workshop, Inc. (NYSE: BBW) posted total revenues of $467.9 million in fiscal 2022. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements
This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All of the information concerning our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the caption entitled “Risks Related to Our Business” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 14, 2022 and other periodic reports filed with the SEC which are incorporated herein.

All of our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

All other brand names, product names, or trademarks belong to their respective holders.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)

	13 Weeks		13 Weeks
	Ended		Ended
	July 29,	% of Total	July 30,	% of Total
	2023	Revenues (1)	2022	Revenues (1)
Revenues:
Net retail sales	$103,465	94.8	$95,882	95.2
Commercial revenue	4,978	4.6	4,054	4.0
International franchising	782	0.7	749	0.7
Total revenues	109,225	100.1	100,685	99.9
Cost of merchandise sold:
Cost of merchandise sold - retail (1)	47,710	46.1	48,387	50.5
Cost of merchandise sold - commercial (1)	2,425	48.7	1,949	48.1
Cost of merchandise sold - international franchising (1)	454	58.1	437	58.4
Total cost of merchandise sold	50,589	46.3	50,773	50.4
Consolidated gross profit	58,636	53.7	49,912	49.6

Selling, general and administrative expense	48,324	44.2	42,264	42.0
Interest (income) expense, net	(167)	(0.2)	3	0.0
Income before income taxes	10,479	9.6	7,645	7.6
Income tax expense	2,141	2.0	1,815	1.8
Net income	$8,338	7.6	$5,830	5.8

Income per common share:
Basic	$0.58		$0.38
Diluted	$0.57		$0.38
Shares used in computing common per share amounts:
Basic	14,419,365		15,274,770
Diluted	14,500,971		15,536,308
(1)	Selected statement of operations data expressed as a percentage of total revenues, except cost of merchandise sold - retail, cost of merchandise sold - commercial and cost of merchandise sold - international franchising that are expressed as a percentage of net retail sales, commercial revenue and international franchising, respectively. Percentages will not total due to cost of merchandise sold being expressed as a percentage of net retail sales, commercial revenue or international franchising and immaterial rounding.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)

	26 Weeks		26 Weeks
	Ended		Ended
	July 29,	% of Total	July 30,	% of Total
	2023	Revenues (1)	2022	Revenues (1)
Revenues:
Net retail sales	$215,561	94.0	$208,772	95.6
Commercial revenue	11,665	5.1	8,340	3.8
International franchising	2,049	0.9	1,235	0.6
Total revenues	229,275	100.0	218,347	100.0
Cost of merchandise sold:
Cost of merchandise sold - retail (1)	98,614	45.7	101,987	48.9
Cost of merchandise sold - commercial (1)	5,783	49.6	3,895	46.7
Cost of merchandise sold - international franchising (1)	1,339	65.3	725	58.7
Total cost of merchandise sold	105,736	46.1	106,607	48.8
Consolidated gross profit	123,539	53.9	111,740	51.2

Selling, general and administrative expense	93,950	41.0	85,884	39.3
Interest (income) expense, net	(243)	(0.1)	22	0.0
Income before income taxes	29,832	13.0	25,834	11.8
Income tax expense	6,886	3.0	5,814	2.7
Net income	$22,946	10.0	$20,020	9.2

Income per common share:
Basic	$1.59		$1.30
Diluted	$1.57		$1.27
Shares used in computing common per share amounts:
Basic	14,438,611		15,375,250
Diluted	14,630,089		15,749,058
(1)	Selected statement of operations data expressed as a percentage of total revenues, except cost of merchandise sold - retail, cost of merchandise sold - commercial and cost of merchandise sold - international franchising that are expressed as a percentage of net retail sales, commercial revenue and international franchising, respectively. Percentages will not total due to cost of merchandise sold being expressed as a percentage of net retail sales, commercial revenue or international franchising and immaterial rounding.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands, except per share data)

	July 29,	January 28,	July 30,
	2023	2023	2022
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$32,642	$42,198	$14,437
Inventories, net	66,329	70,485	87,722
Receivables, net	13,120	15,374	15,337
Prepaid expenses and other current assets	11,898	19,374	12,910
Total current assets	123,989	147,431	130,406

Operating lease right-of-use asset	70,915	71,791	76,560
Property and equipment, net	50,435	50,759	46,689
Deferred tax assets	6,828	6,592	7,596
Other assets, net	6,246	4,221	2,184
Total Assets	$258,413	$280,794	$263,435

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,598	$10,286	$29,086
Accrued expenses	28,347	37,358	22,873
Operating lease liability short term	27,194	27,436	25,244
Gift cards and customer deposits	18,305	19,425	17,969
Deferred revenue and other	4,444	6,646	4,416
Total current liabilities	93,888	101,151	99,588

Operating lease liability long term	55,368	59,080	68,291
Other long-term liabilities	1,291	1,446	1,692

Stockholders' equity:
Common stock, par value $0.01 per share	145	148	150
Additional paid-in capital	66,773	69,868	69,409
Accumulated other comprehensive loss	(12,017)	(12,274)	(12,385)
Retained earnings	52,965	61,375	36,690
Total stockholders' equity	107,866	119,117	93,864
Total Liabilities and Stockholders' Equity	$258,413	$280,794	$263,435

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Selected Financial and Store Data
(dollars in thousands)

	13 Weeks	13 Weeks	26 Weeks	26 Weeks
	Ended	Ended	Ended	Ended
	July 29,	July 30,	July 29,	July 30,
	2023	2022	2023	2022

Other financial data:

Retail gross margin ($) (1)	$55,755	$47,495	$116,947	$106,785
Retail gross margin (%) (1)	53.9%	49.5%	54.3%	51.1%
Capital expenditures (2)	$3,073	$2,995	$6,138	$4,065
Depreciation and amortization	$3,229	$3,026	$6,309	$6,276

Store data (3):
Number of corporately-managed retail locations at end of period
North America			314	307
Europe			37	39
Total corporately-managed retail locations			351	346

Number of franchised stores at end of period			64	62

Number of third-party retail locations at end of period			76	65

Corporately-managed store square footage at end of period (4)
North America			726,857	722,000
Europe			52,763	58,216
Total square footage			779,620	780,216
(1)	Retail gross margin represents net retail sales less cost of merchandise sold - retail. Retail gross margin percentage represents retail gross margin divided by net retail sales. Store impairment is excluded from retail gross margin.
(2)	Capital expenditures represents cash paid for property, equipment, and other assets.
(3)	Excludes e-commerce. North American stores are located in the United States and Canada. In Europe, stores are located in the United Kingdom and Ireland. Seasonal locations are not included in store count.
(4)	Square footage for stores located in North America is leased square footage. Square footage for stores located in Europe is estimated selling square footage. Seasonal locations not included in the store count.

* Non-GAAP Financial Measures

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP figures
(dollars in thousands)

	13 Weeks	13 Weeks	26 Weeks	26 Weeks
	Ended	Ended	Ended	Ended
	July 29,	July 30,	July 29,	July 30,
	2023	2022	2023	2022
Income before income taxes (pre-tax)	$10,479	$7,645	$29,832	$25,834
Interest expense, net	(167)	3	(243)	22
Depreciation and amortization expense	3,229	3,026	6,309	6,276
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$13,541	$10,674	$35,898	$32,132

Contacts

Investor Relations
Gary Schnierow, Vice President Investor Relations & Corporate Finance
garys@buildabear.com

Media Relations
pr@buildabear.com